Exhibit 10.4

Jerry DeBoer was hired by the Company pursuant to an offer letter, dated November 20, 2000, which letter is attached as Exhibit 10.20 to the Company's Annual Report on Form10-K for the year ended February 3, 2001. Effective February 27, 2005, Mr. DeBoer's annual base salary shall be $230,000.00.




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